              HELENE CURTIS INDUSTRIES, INC. AND SUBSIDIARIES

               Exhibit A:  COMPUTATIONS OF EARNINGS PER SHARE

            (Dollar amounts in thousands, except per-share data)


                                                For the Three Months
                                                     Ended May 31,
                                            ----------------------------
                                               1994              1993
                                            ----------        ----------
Primary earnings (loss) per share:

  Net earnings (loss)                       $    1,436        $     (517)
                                            ==========        ==========

  Weighted average number of
    shares outstanding:

    Common and Class B
      Common Shares                          9,443,785         9,385,338
    Common stock equivalents                    13,812           151,943
                                            ----------        ----------
         Total                               9,457,597         9,537,281
                                            ==========        ==========

  Primary earnings (loss) per share         $      .15        $     (.05)
                                            ==========        ==========


Fully diluted earnings (loss) per share:

  Net earnings (loss)                       $    1,436        $     (517)
                                            ==========        ==========

  Weighted average number of
    shares outstanding:

    Common and Class B
      Common Shares                          9,443,785         9,385,338
    Common stock equivalents                    12,433           150,560
                                            ----------        ----------
           Total                             9,456,218         9,535,898
                                            ==========        ==========

  Fully diluted earnings (loss)
    per share                               $      .15        $     (.05)
                                            ==========        ==========


NOTE:

  Fully diluted amounts are not included on the face of the consolidated statements of earnings because they differ from primary earnings per share by less than 3%.